UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 2, 2007

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Cash Bonus Plan

          On February 2, 2007, the independent members of the Board of Directors of LogicVision, Inc. (“the Company”), taking into account the recommendation of the Compensation Committee of the Company’s Board of Directors (the “Board”), approved a cash bonus plan for the 2007 fiscal year, which is based upon both quantitative and qualitative goals.  Bonuses to executive officers will be based upon the achievement of specified targets relating to bookings, revenues, net income/net loss, net end of period cash and qualitative objectives. Achievement of each of the target objectives for bookings, revenues, net income/net loss, and net end of period cash will, subject to the condition noted below, result in payment of up to 20% of the target bonus, provided that the Company meets or exceeds minimum threshold targets of bookings, revenues, net income/net loss,  and net end of period cash. Executive officers may be eligible to receive 120% of their target bonuses if the Company meets or exceeds the highest threshold targets for bookings, revenues, net income/net loss, net end of period cash flow and qualitative objectives.  2007 target bonuses for the Company’s executive officers are as follows:  $100,000 for James T. Healy, President and Chief Executive Officer, $60,000 for Bruce M. Jaffe, Vice President of Finance and Chief Financial Officer, $24,000 for Ronald H. Mabry, Vice President of Field Operations and Applications Engineering, $50,000 for Farad Hayat, Vice President of Marketing and $50,000 for Fadi Maamari, Vice President of Engineering.

Item 8.01	Other Events.

          The Company’s 2007 Annual Meeting will be held on Thursday, May 17, 2007 at the Company’s executive offices at 25 Metro Drive, Third Floor, San Jose, California.  A stockholder proposal not included in the proxy statement for the Company’s 2007 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws.  To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting.  However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.   For the Company’s 2007 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than March 19, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2007
LOGICVISION, INC.

	By:	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President of Finance and Chief Financial Officer